Exhibit 99(d)
                        Union Pacific Agreement Employee
                         401(k) Retirement Thrift Plan

                Financial Statements and Supplemental Schedules
                 for the Years Ended December 31, 1994 and 1993
                         and Independent Auditors' Report

                       UNION PACIFIC AGREEMENT EMPLOYEE
                         401(K) RETIREMENT THRIFT PLAN


                         INDEX OF FINANCIAL STATEMENTS


                                                                   Page
                                                                   ----

 Independent Auditors' Report. . . . . . . . . . . . . . .          F-2


 Financial Statements:

    Statement of Net Assets Available for
     Benefits, with Supplemental Information by Fund,
     as of December 31, 1994 . . . . . . . . . . . . . . .          F-3 - F-4

    Statement of Net Assets Available for
     Benefits, with Supplemental Information by Fund,
     as of December 31, 1993 . . . . . . . . . . . . . . .          F-5

    Statement of Changes in Net Assets Available
     for Benefits, with Supplemental Information by
     Fund for the Year Ended December 31, 1994 . . . . . .          F-6 - F-7

    Statement of Changes in Net Assets Available
     for Benefits, with Supplemental Information by
     Fund for the Year Ended December 31, 1993 . . . . . .          F-8

    Notes to Financial Statements. . . . . . . . . . . . .          F-9 - F-11

 Supplemental Schedules as of December 31, 1994 and for the year then ended:

    Item 27a - Schedule of Assets Held for
     Investment Purposes . . . . . . . . . . . . . . . . .          F-12

    Item 27d - Schedule of Reportable
     Transactions. . . . . . . . . . . . . . . . . . . . .          F-13




 Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


 Union Pacific Agreement Employee 401(k)
   Retirement Thrift Plan:

 We have audited the accompanying statements of net assets available for benefits of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

 Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in the net assets available for benefits of such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


 DELOITTE & TOUCHE LLP
 Omaha, Nebraska
 May 12, 1995



                                                                              Page 1 of 2

                            UNION PACIFIC AGREEMENT EMPLOYEE
                              401(k) RETIREMENT THRIFT PLAN

                     STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                    DECEMBER 31, 1994


                                          ---------Supplemental Information by Fund----------
                                            Union                      Vanguard Index       Vanguard
                                           Pacific        Vanguard       Trust-500         Investment
                               Total       Company       Wellington      Portfolio          Contract
                               Plan       Stock Fund        Fund           Fund            Trust Fund
                               -----      ----------     ----------    --------------      ----------
ASSETS:

Investments at fair
 value (Note 3):           $27,277,644   $ 4,877,767     $7,673,295      $10,650,665       $3,041,067

Employee
 contributions
 receivable                    657,175       139,936        174,854          231,492           62,911
                           -----------   -----------     ----------      -----------       ----------

   Total assets             27,934,819     5,017,703      7,848,149       10,882,157        3,103,978
                           -----------   -----------     ----------      -----------       ----------

Net assets available
 for benefits              $27,934,819   $ 5,017,703     $7,848,149      $10,882,157       $3,103,978
                           ===========   ===========     ==========      ===========       ==========



The accompanying notes are an integral part of these financial statements.





                                UNION PACIFIC AGREEMENT EMPLOYEE
                                 401(k) RETIREMENT THRIFT PLAN

                         STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                       DECEMBER 31, 1994


                            ---------Supplemental Information by Fund----------
                                                Vanguard           Vanguard
                               Vanguard       International          Total
                                  US             Growth              Bond
                                Growth          Portfolio           Market
                                 Fun              Fund               Fund
                               --------       -------------        --------
ASSETS:

Investments at fair
 value (Note 3):            $  198,019        $   796,285        $   40,546

Employee
 contributions
 receivable                      9,504             36,139             2,339
                            ----------        -----------        ----------

   Total assets                207,523            832,424            42,885
                            ----------        -----------        ----------
Net assets available
 for benefits               $  207,523        $   832,424        $   42,885
                            ==========        ===========        ==========




The accompanying notes are an integral part of these financial statements.



                                UNION PACIFIC AGREEMENT EMPLOYEE
                                 401(k) RETIREMENT THRIFT PLAN

                         STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                       DECEMBER 31, 1993



                                          ---------------Supplemental Information by Fund---------------
                                            Union                         Vanguard Index       Vanguard
                                           Pacific         Vanguard         Trust-500         Investment
                              Total        Company        Wellington        Portfolio          Contract
                              Plan        Stock Fund         Fund             Fund            Trust Fund
                             -----        ----------      ----------      --------------      ----------
ASSETS:

Investments at fair
 value (Note 3):         $13,704,353      $2,317,908      $4,025,058        $5,778,148         $1,583,239

Employee
 contributions
 receivable                  514,146         108,715         148,713           205,479             51,239
                         -----------      ----------      ----------        ----------         ----------
   Total assets           14,218,499       2,426,623       4,173,771         5,983,627          1,634,478
                         -----------      ----------      ----------        ----------         ----------
Net assets available
 for benefits            $14,218,499      $2,426,623      $4,173,771        $5,983,627         $1,634,478
                         ===========      ==========      ==========        ==========         ==========


The accompanying notes are an integral part of these financial statements.



                                                                                       Page 1 of 2

                                UNION PACIFIC AGREEMENT EMPLOYEE
                                 401(k) RETIREMENT THRIFT PLAN

                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                  YEAR ENDED DECEMBER 31, 1994


                                                    ---------------Supplemental Information by Fund---------------
                                                       Union                       Vanguard Index      Vanguard
                                                      Pacific         Vanguard        Trust-500        Investment
                                        Total         Company        Wellington       Portfolio         Contract
                                        Plan         Stock Fund         Fund            Fund           Trust Fund
                                        ----         ----------      ----------     --------------     ----------
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
INVESTMENT INCOME:
 Net appreciation
  (depreciation) in fair value
  value of investments (Note 3)    $(1,638,888)     $(1,146,200)    $  (309,365)    $  (150,560)       $    -
 Interest                              126,861            -               -               -               126,861
 Dividends                             688,832          112,734         284,172         279,853             -
                                   -----------      -----------     -----------     -----------        ----------
                                      (823,195)      (1,033,466)        (25,193)        129,293           126,861

CONTRIBUTIONS:
 Employee                           14,865,579        3,107,322       4,201,415       5,626,644         1,454,643
                                   -----------      -----------     -----------     -----------        ----------

  Total Additions                   14,042,384        2,073,856      4,176,222        5,755,937         1,581,504
                                   -----------      -----------     -----------     -----------        ----------

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
  Distributions to participants        326,064           68,205         83,071          116,778            56,153
                                   -----------      -----------     -----------     -----------        ----------
Net Transfers of Assets
 to (from) Other Funds                   -             (585,429)       418,773          740,629            55,851
                                   -----------      -----------     -----------     -----------        ----------

NET INCREASE                        13,716,320        2,591,080      3,674,378        4,898,530         1,469,500

NET ASSETS AVAILABLE
 FOR BENEFITS:
  Beginning of Year                 14,218,499        2,426,623      4,173,771        5,983,627         1,634,478
                                   -----------      -----------    -----------      -----------        ----------

  End of Year                      $27,934,819      $ 5,017,703    $ 7,848,149      $10,882,157        $3,103,978
                                   ===========      ===========    ===========      ===========        ==========


The accompanying notes are an integral part of these financial statements.




                                                                                          Page 2 of 2
                                  UNION PACIFIC AGREEMENT EMPLOYEE
                                   401(k) RETIREMENT THRIFT PLAN

                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                    YEAR ENDED DECEMBER 31, 1994


                                   ---------Supplemental Information by Fund----------
                                                        Vanguard           Vanguard
                                      Vanguard        International         Total
                                         US               Growth             Bond
                                      Growth            Portfolio           Market
                                       Fund               Fund               Fund
                                     --------         -------------        --------
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
 INVESTMENT INCOME:
  Net appreciation
  (depreciation) in fair value
  of investments (Note 3)               888              (33,072)            (579)
  Interest                             --                   --               --
  Dividends                           1,992                9,487              594
                                   --------             --------          -------
                                      2,880              (23,585)              15
CONTRIBUTIONS:
 Employee                            87,754              366,536           21,265
                                   --------             --------          -------

  Total Additions                    90,634              342,951           21,280
                                   --------             --------          -------

DEDUCTIONS FROM NET
 ASSETS ATTRIBUTED TO:
  Distributions to participants         923                  914               20
                                   --------             --------          -------
Net Transfers of Assets
 to (from) Other Funds             (117,812)            (490,387)         (21,625)
                                   --------             --------          -------

NET INCREASE                        207,523              832,424           42,885

NET ASSETS AVAILABLE
 FOR BENEFITS:
  Beginning of Year                   --                    --               --
                                   --------             --------          -------
  End of Year                       207,523              832,424           42,885
                                   ========             ========          =======

The accompanying notes are an integral part of these financial statements.



                                  UNION PACIFIC AGREEMENT EMPLOYEE
                                   401(k) RETIREMENT THRIFT PLAN

                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                    YEAR ENDED DECEMBER 31, 1993


                                                   -------------Supplemental Information by Fund---------------
                                                     Union                        Vanguard Index      Vanguard
                                                    Pacific         Vanguard        Trust-500        Investment
                                        Total       Company        Wellington       Portfolio         Contract
                                        Plan       Stock Fund         Fund            Fund           Trust Fund
                                        ----       ----------      ----------     --------------     ----------
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
 INVESTMENT INCOME:
  Net appreciation
  (depreciation) in fair value
  of investment (Note 3)           $   262,333    $   25,297      $   56,687        $  180,349        $      -
  Interest                              54,790           -               -                 -              54,790
  Dividends                            309,859        27,286         178,725           103,848               -
                                   -----------    ----------      ----------        ----------        ----------
                                       626,982        52,583         235,412           284,197            54,790

CONTRIBUTIONS:
 Employee                           11,075,352     2,279,932       3,143,500         4,498,246         1,153,674
                                   -----------    ----------      ----------        ----------        ----------

  Total Additions                   11,702,334     2,332,515       3,378,912         4,782,443         1,208,464
                                   -----------    ----------      ----------        ----------        ----------

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
 Distributions to participants         147,877         8,748          49,373            63,430            26,326
                                   -----------    ----------      ----------        ----------        ----------
NET TRANSFERS OF ASSETS
 TO (FROM) OTHER FUNDS                     -        (102,856)          2,253            68,331            32,272
                                   -----------    ----------      ----------        ----------        ----------

NET INCREASE                        11,554,457     2,426,623       3,327,286         4,650,682         1,149,866

NET ASSETS AVAILABLE
 FOR BENEFITS:
  Beginning of Year                  2,664,042           -           846,485         1,332,945           484,612
                                   -----------    ----------      ----------        ----------        ----------

  End of Year                      $14,218,499    $2,426,623      $4,173,771        $5,983,627        $1,634,478
                                   ===========    ==========      ==========        ==========        ==========

The accompanying notes are an integral part of these financial statements.


                      UNION PACIFIC AGREEMENT EMPLOYEE
                       401(k) RETIREMENT THRIFT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 1994 AND 1993



 1.   Description of Plan
      -------------------

 The following description of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

 General - The Plan is a defined contribution plan covering employees of the Union Pacific Railroad Company and its Railroad affiliates (the Company) who are represented for the purposes of collective bargaining by a rail union, to which eligibility to participate in the Plan has been extended. The Plan covers employees who have completed one year of service or were employees as of the effective date of the Plan, July 1, 1990. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

 Contributions - Participants may contribute 2% to 8% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company does not contribute to the Plan.

 Participant Accounts - Each participant's account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances.

 Vesting - Participants are at all times 100% vested in the value of their account.

 Payment of Benefits - Distribution of benefits shall be in a lump sum no later than 60 days following the close of the plan year in which the participant's termination of employment occurs, subject to certain mandatory pay-outs to participants who have attained age 70-1/2, but have not yet terminated employment.


 2.   Summary of Significant Accounting Policies
      ------------------------------------------

 The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of the Employee Retirement Income Security Act of 1974 as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

 Investments in the Union Pacific Company Stock Fund, Vanguard Wellington Fund, Vanguard Index Trust-500 Portfolio Fund, Vanguard U.S. Growth Fund, Vanguard International Growth Portfolio Fund and the Vanguard Total Bond Market Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Investment Contract Trust Fund are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

 3.   Investments
      -----------

 Plan participants may direct their contributions in various proportions to any of the seven (four prior to 1994) available investment funds identified below:

    Fund A - Union Pacific Company Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

    Fund B - Vanguard Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund.

    Fund C - Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index
     Trust-500 portfolio mutual fund.

    Fund D - Vanguard Investment Contract Trust Fund - This fund consists of investment in the Vanguard Fiduciary
     Trust Company Investment Contract Trust, a collective investment fund for tax-qualified pension and profit sharing plan assets.

    Fund E - Vanguard U.S. Growth Fund - This fund consists of investment in the Vanguard U.S. Growth Mutual Fund.

    Fund F - Vanguard International Growth Portfolio - This fund consists of investment in the Vanguard International Growth Portfolio Mutual Fund.

    Fund G - Vanguard Total Bond Market Fund - This fund consists of investment in the Vanguard Total Bond Market Mutual Fund.

 The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.

                                             December 31, 1994                  December 31, 1993
                                         Number of                          Number of
                                         Units               Fair Value     Units               Fair Value
                                         ---------           ----------     ---------           ----------
Investments at Fair Value as
 Determined by Quoted Market
 Price:
 Vanguard Wellington Fund               395,734.661          $ 7,673,295    197,306.778         $ 4,025,058

 Vanguard Index Trust -                 247,862.819           10,650,665    131,830.879           5,778,148
   500 Portfolio Fund

 Union Pacific Company Stock            648,639.166            4,877,767    226,137.340           2,317,908
   Fund
 Other                                         --              1,034,850           --                  --
                                                             -----------                        -----------
                                                              24,236,577                         12,121,114
                                                             -----------                        -----------
Investments at Estimated
 Fair Value:
 Vanguard Investment
   Contract Trust Fund                3,041,067.370            3,041,067  1,583,238.870           1,583,239
                                                             -----------                        -----------
                                                             $27,277,644                        $13,704,353
                                                             ===========                        ===========


During 1994 and 1993, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $(1,638,888) and $262,333, respectively, as follows:


                                                    Years Ended December 31,
 Net Change in Fair Value:                              1994        1993
                                                        ----        ----
  Investments at Fair Value as Determined
   by Quoted Market Price:

       Mutual Funds                                  ($492,688)    $237,036

       Union Pacific Company Stock Fund             (1,146,200)      25,297
                                                    ----------     --------
         Net change in fair value                  ($1,638,888)    $262,333
                                                   ===========     ========

 4.   Plan Administration
      -------------------

 The Plan is administered by the Senior Vice President, Human Resources of Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.


 5.   Tax Status
      ----------

 During 1994 the Company submitted an application to the Internal Revenue Service for a determination letter that the Plan meets the requirements for qualification under Section 401(a) of the Internal Revenue Code (the Code). Subject to any amendments to the Plan required by the IRS as a condition to issuing a favorable determination letter, the Company believes that the Plan is being operated in accordance with the requirements for qualification under Section 401(a) of the Code and that, as a result, the related trust is exempt from tax under Section 501(a) of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.


 6.   Plan Termination
      ----------------

 Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.



                        UNION PACIFIC AGREEMENT EMPLOYEE
                          401(k) RETIREMENT THRIFT PLAN

           Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1994



            Column B                 Column C                      Column D            Column E

                                     Description of
                                     Investment, Including
                                     Collateral, Rate of
                                     Interest, Maturity
Identity of Issue, Borrower,         Date, Par or Maturity                              Current
 Lessor or Similar Party             Value                           Cost                Value
- ----------------------------         ---------------------           ----               -------
Union Pacific Company Stock
 Fund*                                 648,639.166 units         $ 5,974,143          $ 4,877,767

Vanguard Wellington Fund*              395,734.661 units           7,901,075            7,673,295

Vanguard Index Trust-
 500 Portfolio Fund*                   247,862.819 units          10,575,559           10,650,665

Vanguard Investment Contract
 Trust Fund*                         3,041,067.370 units           3,041,067            3,041,067

Vanguard U.S. Growth Fund*              12,917.064 units             197,096              198,019

Vanguard International Growth
 Portfolio Fund*                        59,291.468 units             827,462              796,285

Vanguard Total Bond
 Market Fund*                            4,421.632 units              40,896               40,546
                                                                 -----------          -----------
                                                                 $28,557,298          $27,277,644
                                                                 ===========          ===========

*Represents party-in-interest


           UNION PACIFIC AGREEMENT EMPLOYEE401(k) RETIREMENT THRIFT PLAN

                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                          YEAR ENDED DECEMBER 31, 1994



Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:



Column A                       Column B                 Column C         Column D     Column E     Column F      Column G

                                                                                      Total        Total
                                                                                      Dollar       Dollar
Identity of Party                                       Number of        Number       Value of     Value of      Net Gain
  Involved                     Description of Asset     Purchases        of Sales     Asset        Sales         or (Loss)
- -----------------              --------------------     ---------        --------     --------     --------      ---------
Vanguard Fiduciary             Union Pacific Company
Trust Company                   Stock Fund*                152              119       $4,021,435   $  315,375    $(26,834)

Vanguard Fiduciary             Vanguard
Trust Company                   Wellington Fund*            94              151       $4,638,166   $  680,563    $(14,255)

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                   500 Portfolio Fund*         96              173       $6,058,591   $1,035,513    $ (3,435)

Vanguard Fiduciary             Vanguard Investment
Trust Company                   Contract Trust Fund*       152              129       $1,885,133   $  427,304    $   --

Vanguard Fiduciary             Vanguard International
Trust Company                   Growth Portfolio Fund*      85               26       $  934,350   $  104,994    $ (1,894)



* Represents a party-in-interest
